Exhibit 99

Stephen D. Blum – Investor Relations
(480) 754-5040

Cynthia A. Demers – Corporate & Government Affairs
(480) 754-4090

THE DIAL CORPORATION CONFERENCE CALL TO REVIEW

THIRD QUARTER 2003 RESULTS WILL BE HELD ON

WEDNESDAY, OCTOBER 22, 2003, AT 9:00 A.M. EDT

Scottsdale, Ariz. – October 6, 2003 – The Dial Corporation (NYSE: DL) will host a one-hour conference call to discuss reported results for third quarter 2003 at 9:00 a.m. EDT on Wednesday, October 22, 2003. Results will be released earlier in the day. Access for the conference call and webcast is open to the press and the general public in a listen-only mode. To access the conference call, please dial (877) 888-4605.

Participating in the call will be:

     Herbert M. Baum, Chairman, President and CEO

     Conrad A. Conrad, Executive Vice President and CFO

     Stephen D. Blum, Senior Vice President-Investor Relations

     John F. Tierney, Senior Vice President and Controller

Date:	Wednesday, October 22, 2003
Time:	9:00 a.m. EDT
Dial-in:	(877) 888-4605

Replay Information
If you are unable to participate in the conference call, a replay will be available starting at 12:00 noon EDT on Wednesday, October 22, 2003, thru Wednesday, October 29, 2003. To access the replay, please dial (866) 518-1010, refer to The Dial Corporation’s replay and Code T451439D.

Webcast Information
A webcast of the presentation is open to the general public and is available by accessing http://investor.info.dialcorp.com/webcasts.cfm.

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